SIRIUS INTERNATIONAL INSURANCE GROUP, LTD. REPORTS SECOND QUARTER 2020 RESULTS

Hamilton, Bermuda, August 6, 2020 — Sirius International Insurance Group, Ltd. (Nasdaq: SG) (“Sirius Group”, the “Company”, or the “Group”) today reported results for the second quarter ended June 30, 2020. The Company reported comprehensive income of $50 million for the second quarter of 2020 compared to comprehensive income of $8 million for the second quarter of 2019. For the six months ended June 30, 2020, the comprehensive loss was $(135) million compared to comprehensive income of $84 million for the six months ended June 30, 2019. The Group recorded a combined ratio of 96% for the quarter ended June 30, 2020.

Book value per common share was $13.18 as of June 30, 2020 compared to $12.78 as of March 31, 2020 and $14.23 as of December 31, 2019, an increase of 3.1% for the quarter and a decrease of 7.4% for the six months. Tangible book value per common share(1) was $8.39 as of June 30, 2020 compared to $7.97 as of March 31, 2020 and $9.39 as of December 31, 2019, an increase of 5.3% for the quarter and a decrease of 10.6% for the six months.

“We produced a solid financial return during the quarter with a 3.1% growth in BVPS,” said Kip Oberting, President and Chief Executive Officer of Sirius Group. “Investment results were strong and incremental COVID losses were modest following our Q1 reserving actions.”

Mr. Oberting continued, “During the quarter we dedicated substantial resources to the firm’s strategic review process and these efforts bore fruit as we announced earlier today. This is a positive outcome for our shareholders, clients and employees as Sirius celebrates its 75th anniversary.”

Meyer (Sandy) Frucher, Non-Executive Chairman of the Board of Sirius Group, said “I am pleased to announce the successful completion of the firm’s strategic review process and am thrilled Sirius Group has entered into a definitive merger agreement with Third Point Reinsurance, Ltd. which will lay the foundation for a long and successful future for the firm. I especially want to thank Kip Oberting, Gene Boxer, Monica Cramer Manhém, Jeff Davis and Ralph Salamone who each played key roles in keeping the company laser-focused over the past few years and were instrumental in ensuring the positive resolution of the firm’s strategic review process.”

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Net (loss) attributable to common shareholders for the second quarter of 2020 was $(14) million. Basic and diluted earnings per common share were $(0.12). This compares to net income attributable to common shareholders of $7 million and basic and diluted earnings per common share of $0.05 for the second quarter of 2019.

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For the six months ended June 30, 2020, net (loss) attributable to common shareholders was $(112) million. Basic earnings per common share was $(0.97) and diluted earnings per common share was $(1.01). This compares to net income attributable to common shareholders of $102 million and basic and diluted earnings per common share of $0.80 for the six months ended June 30, 2019.

(1)Tangible book value per common share is a non-GAAP financial measure. See accompanying Reconciliation of Non-GAAP Financial Measures.

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For the second quarter of 2020, Operating (loss) attributable to common shareholders(2) was $(17) million compared to Operating (loss) attributable to common shareholders of $(19) million for the second quarter of 2019. For the six months ended June 30, 2020, Operating (loss) attributable to common shareholders was $(117) million compared to Operating (loss) attributable to common shareholders of $(1) million for the same period in 2019.

Chief Financial Officer, Ralph Salamone further commented, “Comprehensive income was $50 million for the quarter, a strong improvement from the first quarter and a significant increase over the second quarter of last year.  The total return on investments of 3.0% also helped our quarterly financial performance. Having taken a prudent approach to reserving for COVID in the first quarter, we recorded a modest amount of additional losses in the second quarter. Together with a relatively quiet catastrophe loss quarter, we produced an underwriting profit with a 96% combined ratio. As a result, Book value per common share grew 3.1% during the three months ended June 30, 2020.”

Second Quarter and Year to Date 2020 Summary

Underwriting

Sirius Group’s combined ratio was 96% for the second quarter of 2020 compared to 105% for the second quarter of 2019. The improvement in the combined ratio was mainly driven by lower net unfavorable prior year loss reserve development, partially offset by COVID-19 pandemic losses (4 points), net of reinsurance. The second quarter of 2020 included less than 1 point of net unfavorable prior year loss reserve development compared to 17 points for the second quarter of 2019. The second quarter of 2020 also included 3 points of current year catastrophe losses, net of reinsurance and reinstatement premiums, compared to 2 points for the second quarter of 2019.

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Gross written premiums for the second quarter of 2020 were $323 million and decreased 34% compared to the second quarter of 2019. Absent the effect of a single fronting arrangement within the Global Reinsurance segment, gross written premiums decreased 19% compared to the prior year period primarily due to decreases in Global A&H and Global Reinsurance.

•	Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $10 million for the second quarter of 2020 compared to $8 million for the second quarter of 2019.

•	Highlights by reportable segment(3) for the second quarter of 2020 include the following:

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Global Reinsurance produced $13 million of underwriting income and a 95% combined ratio. The results included $4 million of losses from the COVID-19 pandemic. Current year catastrophe losses, net of reinsurance and reinstatement premiums, were $10 million. Net unfavorable prior year development of $5 million was primarily from Other Property ($8 million) and Casualty Reinsurance ($5 million) that was partially offset by favorable prior year loss reserve development in Property Catastrophe Excess Reinsurance ($8 million).

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Global A&H produced $6 million of underwriting income and a combined ratio of 96%. These results included $8 million of losses from the COVID-19 pandemic. Also included were $3 million of net favorable prior year loss reserve development and $1 million of drag from the Group’s build out of Armada Health.

•	U.S. Specialty produced a $(2) million underwriting loss and a 111% combined ratio.

(2) Operating (loss) attributable to common shareholders is a non-GAAP financial measure. See accompanying Reconciliation of Non-GAAP Financial Measures.
(3) Effective January 1, 2020 Sirius Group effectuated an internal reorganization which changed its reportable segments. Where applicable, all prior periods presented have been revised to conform to this new presentation.

For the six months ended June 30, 2020, Sirius Group’s combined ratio was 111% compared to 99% for the six months ended June 30, 2019. Our underwriting results in the first six months of 2020 were significantly impacted with 19 loss ratio points from the COVID-19 pandemic. As a result, we recorded $153 million of estimated ultimate losses in our underwriting results with $130 million in the Global Reinsurance and $22 million in the Global A&H segments. The first six months of 2020 included 2 points of current year catastrophe losses, net of reinsurance and reinstatement premiums, compared to 1 point for the same period in 2019. The first six months of 2020 also included 1 point of net unfavorable prior year loss reserve development compared to 12 points for the same period in 2019.

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Gross written premiums for the first six months of 2020 were $1,140 million and increased 3% compared to the first six months of 2019. The first six months of 2020 included $69 million from a loss portfolio transfer completed by Sirius Global Solutions.

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Pre-tax catastrophe losses, net of reinsurance and reinstatement premiums, amounted to $19 million for the six months ended June 30, 2020 compared to $10 million for the six months ended June 30, 2019.

•	Highlights by reportable segment for the first six months of 2020 include the following:

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Global Reinsurance produced an $(86) million underwriting (loss) and a 118% combined ratio driven mainly by $130 million of losses from the COVID-19 pandemic. COVID-19 losses contributed 27 points to the combined ratio. Current year catastrophe losses, net of reinsurance and reinstatement premiums, were $19 million. Net unfavorable prior year development for the six months ended June 30, 2020 was $14 million as unfavorable prior year loss reserve development in Other Property ($21 million), Aviation & Space ($9 million), and Casualty Reinsurance ($6 million) was partially offset by favorable prior year loss reserve development in Property Catastrophe Excess Reinsurance ($21 million).

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Global A&H produced $16 million of underwriting income, including net service fee income from Armada and IMG of $12 million, and a combined ratio of 98%. These results included $22 million of losses from the COVID-19 pandemic. In addition, there was $8 million of net favorable prior year loss reserve development and $3 million of drag from the Group’s build out of Armada Health.

•	U.S. Specialty produced a $(5) million underwriting loss and a 117% combined ratio. Runoff & Other produced a $(7) million underwriting loss.

Investments and Other

•	During the second quarter of 2020, the investment portfolio returned 2.4% in original currencies and 3.0% in U.S. Dollars.

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Total investment results for the second quarter of 2020, which includes the sum of net investment income, net realized and unrealized investment gains (losses) in net income, and change in foreign currency translation on investments recognized through other comprehensive income, were $124 million, compared to $55 million in the second quarter of 2019, an increase of $68 million. Included in the second quarter investment results are foreign exchange gains of $33 million in 2020 compared to $2 million in 2019.

•	For the first six months of 2020, the investment portfolio returned 0.5% in original currencies and 0.4% in U.S. Dollars.

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Total investment results for the first six months of 2020 were $20 million, compared to $117 million for the first six months of 2019, a decrease of $(97) million. Included in the first six months investment results are foreign exchange gains of $2 million in 2020 compared to foreign exchange (losses) of $(4) million in 2019.

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Losses from weather derivatives for the first six months of 2020 were $(21) million driven mainly by a relatively warm U.S. and European winter, which affected open positions in the U.S., United Kingdom and Central Europe, and higher energy costs in Australia.

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Common shareholders’ equity ended the second quarter of 2020 at $1,520 million compared to $1,640 million at December 31, 2019. The decrease is primarily due to a comprehensive (loss) of $(135) million.

Supplemental Materials
In addition to this press release, we have provided supplemental financial information relating to second quarter results. Readers are encouraged to visit the “Financial Information” section of Sirius Group’s website located at http://ir.siriusgroup.com to view the supplemental financial information.
Non-GAAP Financial Measures
In presenting Sirius Group’s results, management has included and discussed non-GAAP financial measures: Tangible book value, Tangible book value per common share and Operating (loss) attributable to common shareholders. The Company believes that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of the Company’s results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles in the United States of America (‘‘GAAP’’). A reconciliation of Tangible book value, Tangible book value per common share and Operating (loss) attributable to common shareholders, to the most comparable GAAP measures is included in the attached financial information in accordance with Regulation G.
About Sirius Group
Sirius Group, with $2.4 billion of total capital and roots dating back to 1945, is a global multi-line (re)insurer headquartered in Bermuda with a unique global branch network, including offices in Stockholm, New York and London. Sirius Group’s success over the years has come from working with honest, capable partners. Sirius Group provides a fully diversified set of tailored risk products to clients in approximately 150 countries, including health and travel products to consumers through its two managing general underwriters, ArmadaCorp Capital, LLC and International Medical Group, Inc. Sirius Group has been publicly traded since November 2018. You can learn more by visiting www.siriusgroup.com.
Cautionary Note Regarding Forward-Looking Statements
We have made statements in this press release that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, including statements about the success of the outcome of the strategic review process, the completion of Sirius Group's pending merger with Third Point Reinsurance Ltd. and the potential benefits of the merger. You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “should,” “would,” “seeks,” “likely,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sirius Group and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the continued impact of the COVID-19 pandemic on Sirius Group’s business, operations and loss reserve estimates; the effect of judicial, legislative, and regulatory actions to address and contain the impact of COVID-19; the uncertainty as to the estimate of ultimate industry loss claims; the general economic conditions and market conditions in the markets in which Sirius Group operates; Sirius Group’s exposure to unpredictable catastrophic and casualty events and unexpected accumulations of attritional losses; increased competition from existing insurers and reinsurers and from alternative capital providers, such as insurance-linked funds and collateralized special purpose insurers; decreased demand for Sirius Group’s insurance or reinsurance products, consolidation and cyclical changes in the insurance and reinsurance industry; the inherent uncertainty of estimating loss and loss adjustment expenses reserves, including asbestos and environmental reserves, and the possibility that such reserves may be inadequate to cover Sirius Group’s ultimate liability for losses; a decline in or withdrawal of Sirius Group’s operating subsidiaries’ ratings with rating agencies; the exposure of Sirius Group’s investments to interest rate, credit, equity risks and market volatility, which may limit Sirius Group’s net income and may affect the adequacy of its capital and liquidity; losses related to cyber-attacks on Sirius Group’s information technology systems; the impact of various risks associated with transacting business in foreign countries, including foreign currency exchange-rate risk and political risks on investments in, and revenues from, Sirius Group’s operations outside the U.S.; the possibility that Sirius Group may become subject to additional onerous governmental or regulatory requirements or fail to comply with applicable regulatory and solvency requirements; Sirius Group’s significant deferred tax assets may become materially impaired as a result of insufficient taxable income or a reduction in applicable corporate tax rates or other change in applicable tax law; a decrease in the fair value of Global A&H and/or Sirius Group’s intangible assets may result in future impairments; the limited liquidity and trading of Sirius Group’s securities; China Minsheng Investment Group Corp., Ltd. ("CMIG") and CMIG International Holding Pte. Ltd.’s status as a direct and indirect majority shareholder, including their affiliates' liquidity issues, and actions taken by CMIG, CMIG International Holding Pte. Ltd or any other parties in interest in connection with such liquidity issues including ownership changes; Sirius Group’s status as a publicly traded company, foreign private issuer and controlled company; the consequences of the written resolution of Sirius Group’s majority shareholder which may prohibit the Board of Sirius Group from issuing any form of equity without shareholder approval; the impact of lawsuits initiated by minority shareholders, including lawsuits claiming that they are being unfairly oppressed by Sirius Group’s majority shareholder or lawsuits claiming a right of redemption of the Series B preference shares; and other risks identified in Sirius Group’s Annual Report on Form 10-K for the year ended December 31, 2019, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Sirius Group prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this release.

Contact:
Sirius Group
Investor Relations
investor.relations@siriusgroup.com
(212) 312-2525

Sirius International Insurance Group, Ltd.
Consolidated Balance Sheets
As at June 30, 2020 and December 31, 2019

(Expressed in millions of U.S. dollars, except share information)	June 30, 2020	December 31, 2019
	Unaudited
Assets
Fixed maturity investments, trading, at fair value (Amortized cost 2020: $1,877.7; 2019: $1,656.6)	$1,904.7	$1,681.0
Short-term investments, at fair value (Amortized cost 2020: $1,044.5; 2019: $1,090.8)	1,038.8	1,085.2
Equity securities, trading, at fair value (Cost 2020: $178.1; 2019: $379.2)	149.9	405.2
Other long-term investments, at fair value (Cost 2020: $324.7; 2019: $315.4)	368.1	346.8
Cash	186.7	136.3
Restricted cash	18.0	14.3
Total investments and cash	3,666.2	3,668.8
Accrued investment income	11.0	11.2
Insurance and reinsurance premiums receivable	871.7	730.1
Reinsurance recoverable on unpaid losses	442.2	410.3
Reinsurance recoverable on paid losses	106.1	73.9
Funds held by ceding companies	254.7	293.9
Ceded unearned insurance and reinsurance premiums	201.9	162.0
Deferred acquisition costs	159.1	148.2
Deferred tax asset	179.7	166.7
Accounts receivable on unsettled investment sales	34.4	6.7
Goodwill	400.8	400.8
Intangible assets	171.9	179.8
Other assets	153.8	161.4
Assets held for sale	10.5	—
Total assets	$6,664.0	$6,413.8
Liabilities
Loss and loss adjustment expense reserves	$2,515.1	$2,331.5
Unearned insurance and reinsurance premiums	874.5	708.0
Ceded reinsurance payable	314.9	244.7
Funds held under reinsurance treaties	145.3	169.1
Deferred tax liability	207.9	205.9
Debt	684.9	685.2
Accounts payable on unsettled investment purchases	11.3	2.3
Other liabilities	181.7	201.3
Total liabilities	4,935.6	4,548.0
Commitments and contingencies
Mezzanine equity
Series B preference shares	206.2	223.0
Common shareholders' equity
Common shares (shares issued and outstanding, 2020 & 2019: 115,299,341)	1.2	1.2
Additional paid-in surplus	1,102.4	1,098.2
Retained earnings	660.0	778.5
Accumulated other comprehensive (loss)	(243.9)	(237.5)
Total common shareholders' equity	1,519.7	1,640.4
Non-controlling interests	2.5	2.4
Total equity	1,522.2	1,642.8
Total liabilities, mezzanine equity, and equity	$6,664.0	$6,413.8

Sirius International Insurance Group, Ltd.
Consolidated Statements of (Loss) Income (Unaudited)
For the three and six months ended June 30, 2020 and 2019

	Three months ended June 30,		Six months ended June 30,
(Expressed in millions of U.S. dollars, except share and per share information)	2020	2019	2020	2019
Revenues
Net earned insurance and reinsurance premiums	$369.8	$370.7	$804.5	$682.6
Net investment income	14.8	24.4	28.3	44.5
Net realized investment gains	7.1	15.6	27.4	24.6
Net unrealized investment gains (losses)	8.7	15.5	(35.1)	89.5
Net foreign exchange (losses) gains	(16.1)	(0.6)	2.4	4.5
Other revenue	10.2	15.4	14.5	35.0
Total revenues	394.5	441.0	842.0	880.7
Expenses
Loss and loss adjustment expenses	240.3	278.0	667.4	461.9
Insurance and reinsurance acquisition expenses	78.1	77.0	152.8	140.3
Other underwriting expenses	36.3	35.5	74.3	70.8
General and administrative expenses	23.9	28.2	56.0	52.6
Intangible asset amortization expenses	4.0	4.0	7.9	7.9
Interest expense on debt	7.9	8.0	15.7	15.6
Total expenses	390.5	430.7	974.1	749.1
Pre-tax (loss) income	4.0	10.3	(132.1)	131.6
Income tax benefit (expense)	(11.2)	(2.1)	3.6	(19.3)
Net (loss) income	(7.2)	8.2	(128.5)	112.3
Loss (income) attributable to non-controlling interests	0.2	(0.8)	—	(1.2)
(Loss) income attributable to Sirius Group	(7.0)	7.4	(128.5)	111.1
Change in carrying value of Series B preference shares	(6.6)	(0.8)	16.8	(9.2)
Net (loss) income attributable to Sirius Group's common shareholders	$(13.6)	$6.6	$(111.7)	$101.9

Net (loss) income per common share and common share equivalent
Basic earnings per common share and common share equivalent	$(0.12)	$0.05	$(0.97)	$0.80
Diluted earnings per common share and common share equivalent	$(0.12)	$0.05	$(1.01)	$0.80
Weighted average number of common shares and common share equivalents outstanding:
Basic weighted average number of common shares and common share equivalents outstanding	115,278,176	115,243,685	115,269,720	115,212,772
Diluted weighted average number of common shares and common share equivalents outstanding	115,278,176	115,796,367	127,171,390	127,542,402

Sirius International Insurance Group, Ltd.
Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
For the three and six months ended June 30, 2020 and 2019

	Three months ended June 30,		Six months ended June 30,
(Expressed in millions of U.S. dollars)	2020	2019	2020	2019
Comprehensive (loss) income
Net (loss) income	$(7.2)	$8.2	$(128.5)	$112.3
Other comprehensive income (loss)
Change in foreign currency translation, net of tax	57.0	1.1	(6.4)	(26.7)
Total other comprehensive income (loss)	57.0	1.1	(6.4)	(26.7)
Comprehensive income (loss)	49.8	9.3	(134.9)	85.6
Net loss (income) attributable to non-controlling interests	0.2	(0.8)	—	(1.2)
Comprehensive income (loss) attributable to Sirius Group	$50.0	$8.5	$(134.9)	$84.4

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended June 30, 2020
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Eliminations	Total
Gross written premiums	$213.5	$83.7	$25.5	$(0.1)	$—	$322.6
Net written premiums	$220.5	$62.0	$23.8	$(0.3)	$—	$306.0
Net earned insurance and reinsurance premiums	$240.9	$113.2	$15.2	$0.5	$—	$369.8
Loss and allocated LAE	(148.5)	(69.6)	(10.4)	0.5	—	(228.0)
Insurance and reinsurance acquisition expenses	(53.7)	(31.5)	(3.4)	0.3	10.2	(78.1)
Technical profit	38.7	12.1	1.4	1.3	10.2	63.7
Unallocated LAE	(5.2)	(0.6)	(0.1)	(1.7)	(4.7)	(12.3)
Other underwriting expenses	(20.5)	(6.7)	(2.9)	(1.5)	(4.7)	(36.3)
Underwriting income (loss)	13.0	4.8	(1.6)	(1.9)	0.8	15.1
Service fee revenue	—	23.1	—	—	(11.7)	11.4
Managing general underwriter unallocated LAE	—	(6.2)	—	—	6.2	—
Managing general underwriter other underwriting expenses	—	(4.7)	—	—	4.7	—
General and administrative expenses, MGU + Runoff & Other	—	(11.0)	—	(1.4)	—	(12.4)
Underwriting income (loss), including net service fee income	$13.0	$6.0	$(1.6)	$(3.3)	$—	$14.1

Underwriting Ratios (1) (2)
Loss ratio	63.8%	62.0%	69.1%	NM	NM	65.0%
Acquisition expense ratio	22.3%	27.8%	22.4%	NM	NM	21.1%
Other underwriting expense ratio	8.5%	5.9%	19.1%	NM	NM	9.8%
Combined ratio	94.6%	95.7%	110.6%	NM	NM	95.9%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Six months ended June 30, 2020
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Eliminations	Total
Gross written premiums	$678.8	$345.8	$46.3	$69.3	$—	$1,140.2
Net written premiums	$565.9	$262.7	$39.0	$68.3	$—	$935.9
Net earned insurance and reinsurance premiums	$475.9	$231.1	$28.0	$69.5	$—	$804.5
Loss and allocated LAE	(405.7)	(149.9)	(18.1)	(68.4)	—	(642.1)
Insurance and reinsurance acquisition expenses	(104.6)	(62.3)	(6.4)	(0.1)	20.6	(152.8)
Technical (loss) profit	(34.4)	18.9	3.5	1.0	20.6	9.6
Unallocated LAE	(10.2)	(2.3)	(0.2)	(2.5)	(10.1)	(25.3)
Other underwriting expenses	(41.8)	(12.3)	(8.1)	(2.4)	(9.7)	(74.3)
Underwriting (loss) income	(86.4)	4.3	(4.8)	(3.9)	0.8	(90.0)
Service fee revenue	—	59.0	—	—	(22.7)	36.3
Managing general underwriter unallocated LAE	—	(12.2)	—	—	12.2	—
Managing general underwriter other underwriting expenses	—	(9.7)	—	—	9.7	—
General and administrative expenses, MGU + Runoff & Other	—	(25.2)	—	(2.9)	—	(28.1)
Underwriting (loss) income, including net service fee income	$(86.4)	$16.2	$(4.8)	$(6.8)	$—	$(81.8)

Underwriting Ratios (1) (2)
Loss ratio	87.4%	65.9%	65.4%	NM	NM	83.0%
Acquisition expense ratio	22.0%	27.0%	22.9%	NM	NM	19.0%
Other underwriting expense ratio	8.8%	5.3%	28.9%	NM	NM	9.2%
Combined ratio	118.2%	98.2%	117.2%	NM	NM	111.2%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Three months ended June 30, 2019
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Eliminations	Total
Gross written premiums	$317.1	$152.8	$16.0	$1.2	$—	$487.1
Net written premiums	$266.7	$120.6	$14.1	$0.3	$—	$401.7
Net earned insurance and reinsurance premiums	$244.9	$118.8	$6.7	$0.3	$—	$370.7
Loss and allocated LAE	(188.5)	(71.8)	(4.1)	(2.4)	—	(266.8)
Insurance and reinsurance acquisition expenses	(50.0)	(36.0)	(1.8)	(1.8)	12.6	(77.0)
Technical profit (loss)	6.4	11.0	0.8	(3.9)	12.6	26.9
Unallocated LAE	(4.7)	(2.0)	(0.1)	(0.2)	(4.2)	(11.2)
Other underwriting expenses	(21.6)	(5.9)	(2.1)	(1.1)	(4.8)	(35.5)
Underwriting (loss) income	(19.9)	3.1	(1.4)	(5.2)	3.6	(19.8)
Service fee revenue	—	30.3	—	—	(13.7)	16.6
Managing general underwriter unallocated LAE	—	(5.3)	—	—	5.3	—
Managing general underwriter other underwriting expenses	—	(4.8)	—	—	4.8	—
General and administrative expenses, MGU + Runoff & Other	—	(15.0)	—	(1.0)	—	(16.0)
Underwriting (loss) income, including net service fee income	$(19.9)	$8.3	$(1.4)	$(6.2)	$—	$(19.2)

Underwriting Ratios (1) (2)
Loss ratio	78.9%	62.1%	62.7%	NM	NM	75.0%
Acquisition expense ratio	20.4%	30.3%	26.9%	NM	NM	20.8%
Other underwriting expense ratio	8.8%	5.0%	31.3%	NM	NM	9.6%
Combined ratio	108.1%	97.4%	120.9%	NM	NM	105.4%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Consolidated Underwriting Results by Segment

	Six months ended June 30, 2019
(Expressed in millions of U.S. dollars)	Global Reinsurance	Global A&H	U.S. Specialty	Runoff & Other	Corporate Eliminations	Total
Gross written premiums	$752.1	$322.1	$32.6	$2.6	$—	$1,109.4
Net written premiums	$602.6	$255.5	$27.7	$0.7	$—	$886.5
Net earned insurance and reinsurance premiums	$456.2	$214.9	$10.8	$0.7	$—	$682.6
Loss and allocated LAE	(296.3)	(135.0)	(6.5)	(3.5)	—	(441.3)
Insurance and reinsurance acquisition expenses	(95.6)	(62.6)	(2.5)	(2.5)	22.9	(140.3)
Technical profit (loss)	64.3	17.3	1.8	(5.3)	22.9	101.0
Unallocated LAE	(8.7)	(3.5)	(0.1)	(0.7)	(7.6)	(20.6)
Other underwriting expenses	(43.2)	(12.0)	(4.9)	(3.2)	(7.5)	(70.8)
Underwriting income (loss)	12.4	1.8	(3.2)	(9.2)	7.8	9.6
Service fee revenue	—	66.6	—	—	(24.7)	41.9
Managing general underwriter unallocated LAE	—	(9.4)	—	—	9.4	—
Managing general underwriter other underwriting expenses	—	(7.5)	—	—	7.5	—
General and administrative expenses, MGU + Runoff & Other	—	(31.2)	—	(1.8)	—	(33.0)
Underwriting income (loss), including net service fee income	$12.4	$20.3	$(3.2)	$(11.0)	$—	$18.5

Underwriting Ratios (1) (2)
Loss ratio	66.9%	64.4%	61.1%	NM	NM	67.7%
Acquisition expense ratio	21.0%	29.1%	23.1%	NM	NM	20.6%
Other underwriting expense ratio	9.5%	5.6%	45.4%	NM	NM	10.4%
Combined ratio	97.4%	99.1%	129.6%	NM	NM	98.7%

(1) Underwriting ratios are calculated by dividing the related expense by net earned insurance and reinsurance premiums.
(2) Ratios considered not meaningful (“NM”) to Runoff & Other and Corporate Eliminations.

Sirius International Insurance Group, Ltd.
Reconciliation of Non-GAAP Financial Measures

Tangible book value and Tangible book value per common share

Tangible book value and Tangible book value per common share are non-GAAP financial measures. Tangible book value and Tangible book value per common share are useful to investors because they measure the realizable value of common shareholder returns, excluding the impact of goodwill, intangible assets, and net deferred liability on intangible assets.

Tangible book value is derived by subtracting Goodwill, Intangible assets and Net deferred tax liability on intangible assets from book value. Tangible book value per common share is derived by dividing Tangible book value by the Common shares outstanding.

The reconciliation to Total common shareholders’ equity and Book value per common share, the most directly comparable GAAP measures, are presented in the table below.

	June 30,	December 31,
(Expressed in millions of U.S. dollars, except share and per share amounts)	2020	2019
Common shares outstanding	115,299,341	115,299,341

Total common shareholders’ equity	$1,519.7	$1,640.4
Goodwill	(400.8)	(400.8)
Intangible assets	(171.9)	(179.8)
Net deferred tax liability on intangible assets	20.1	22.8
Tangible book value	$967.1	$1,082.6

Book value per common share	$13.18	$14.23
Tangible book value per common share	$8.39	$9.39

Operating (loss) attributable to common shareholders

The Company uses Operating (loss) attributable to common shareholders as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its core performance. Operating (loss) attributable to common shareholders as used herein differs from net (loss) income attributable to common shareholders, which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, net foreign exchange gains (losses) and the associated income tax expense or benefit. The Company’s management believes that Operating (loss) attributable to common shareholders is useful to investors because it is more reflective of the Company’s core business, as it removes the variability arising from fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading, investments-related derivatives, and net foreign exchange gains (losses) and the associated income tax expense or benefit of those fluctuations. The following is a reconciliation of net (loss) income attributable to common shareholders to Operating (loss) attributable to common shareholders:

	Three months ended June 30,		Six months ended June 30,
(Expressed in millions of U.S. dollars)	2020	2019	2020	2019
Net (loss) income attributable to common shareholders	$(13.6)	$6.6	$(111.7)	$101.9
Adjustment for net realized and unrealized (gains) losses on investments	(15.8)	(31.1)	7.7	(114.1)
Adjustment for net foreign exchange losses (gains)	16.1	—	(2.4)	(5.1)
Adjustment for income tax (benefit) expense (1)	(3.8)	5.1	(11.0)	16.8
Operating (loss) attributable to common shareholders	$(17.1)	$(19.4)	$(117.4)	$(0.5)
(1)Adjustment for income tax (benefit) expense represents the income tax (benefit) expense associated with the adjustment for net realized and unrealized (gains) losses on investments and the income tax (benefit) expense associated with the adjustment for net foreign exchange gains. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.